UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WACCAMAW BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	52-2329563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 North J.K. Powell Blvd.
Whiteville, North Carolina	28472
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Warrants to purchase shares of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135556, 333-136035 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Waccamaw Bankshares, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated July 25, 2006 under “Description of Our Securities,” filed with the Commission on August 1, 2006 under Rule 424(b)(3), pursuant to an effective Registration Statement on Form S-1 (File No. 333-135556) originally filed with the Commission on June 30, 2006 and a Registration Statement on Form S-1MEF (File No. 333-136035) filed with the Commission on July 25, 2006 under the Securities Act of 1933, as amended (the “Registration Statement”).

Item 2. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference as a part of this Form 8-A.

Exhibit No.	Description of Exhibit

4.1	Form of Warrant Certificate

4.2	Form of Warrant Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WACCAMAW BANKSHARES, INC.

By:	/s/ James G. Graham

James G. Graham
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

4.1	Form of Warrant Certificate

4.2	Form of Warrant Agreement